UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

Monarch Casino & Resort, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 335-4600

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On August 8, 2012, the Nevada State Gaming Control Board recommended that the application of Monarch Casino & Resort, Inc. and its wholly-owned subsidiary, Monarch Interactive, Inc. (collectively, “Monarch”) for a license to conduct intrastate interactive gaming in the State of Nevada be approved. This recommendation is not a license, but only a recommendation to the Nevada Gaming Commission (“Commission”), and was made subject to the satisfaction of several conditions. The Commission hearing is scheduled for August 23, 2012. There is no assurance that the Commission will approve the application, and, if approved, Monarch will still be required to meet the Commission’s conditions and enter into contracts with licensed interactive gaming service providers, which contracts have not yet been consummated. Nevada law currently limits permissible interactive gaming to poker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.

Date: August 10, 2012	/s/ John Farahi
John Farahi
Co-Chairman of the Board, Chief Executive Officer, Chief Operating Officer and Secretary